UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 8, 2009
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4704 Harlan St., Suite 685, Denver, Colorado 80212
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On May 5, 2009, the Company was notified by Richard C. Strain that Vista International, Inc. had defaulted in its payment obligations to Mr. Strain pursuant to a Promissory Note dated July 27, 2007, which was issued to Mr. Strain in connection with Vista’s purchase of certain shares of the company from Mr. Strain (the “Note”).  Concurrently, Mr. Strain asserted control over certain collateral for said Note, namely 43,700,000 shares of common stock of the company which had been pledged by Vista International, Inc. as security for the repayment of the Note.  As a result of the enforcement of his rights under the Note and related transaction documents, Mr. Strain was transferred 43,700,000 shares of stock of the company on or about May 29, 2009, resulting in his current ownership of 52,718,333 shares representing an approximate 51.18% ownership interest in the company.

On June 2, 2009, Johan Smith was removed as a Director of the company by written consent of the holders of a majority of shares of the company.

Statements in this filing other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: June 8, 2009	By:	/s/ Barry J. Kemble
Barry J. Kemble, Chief Executive Officer

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